BYLAWS
                                     OF
                          PROTEC INDUSTRIES, INC.
                         A Washington  Corporation


                                 ARTICLE I
                                  OFFICES

SECTION 1.  PRINCIPLE REGISTERED AND EXECUTIVE OFFICE

     The principle registered of the Corporation shall be in the City of Bellevue, State of Washington. The corporation may also have offices at such other places as the Board of Directors may from time to time designate, or the business of the Corporation may require.

                                 ARTICLE II
                            SHAREHOLDERS MEETING

SECTION 1.  PLACE OF MEETING

     All meetings of the shareholders shall be held at the principle executive office of the Corporation, within or outside of the State of Washington, or at such other place as may be determined by the Board of Directors.

SECTION 2.  ANNUAL MEETING

     The annual meeting of the shareholders shall be held on or before the 30th of June each year at 11:00 A.M., at which time the shareholders shall elect a Board of Directors (every two years, or as otherwise appropriate) and transact any other appropriate business. If this date falls on a holiday or weekend, then the meeting shall be held on the following business day at the same hour.

SECTION 3.  SPECIAL MEETINGS

     Special meetings of the shareholders may be called by the Board of Directors or such additional persons as may be authorized by the Board of Directors provided in the Articles and Bylaws and amendments.

SECTION 4.  NOTICE OF MEETINGS OF SHAREHOLDERS

     Notice of meetings, annual or special, shall be given, in writing, to shareholders entitled to vote at the meeting, by the Secretary, or if there be no officer, or in the case of neglect or refusal by the Secretary, by the Acting Secretary as designated by the Board of Directors.

     Such notices shall be given either personally or by first class mail or other means of written communication, addressed to the shareholder, at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. Notice shall be given not less than 30 days nor more than 60 days before the date of the meeting.



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SECTION 5.  WAIVER OF NOTICE

     A Waiver of Notice shall state the place, date and hour of the meeting and (1), in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or
(2), in the case of an annual meeting, those matters which the Board at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of Section 6 of these Bylaws that any proper matter may be presented at the meeting for such action.
The notice of any meeting at which Directors are to be elected shall include the names of the nominees which, at the time of the notice, the Board of Directors intends to present for election. Notice of any adjourned meeting need not be given unless a meeting is adjourned for 60 days or more from the date set for the original meeting.

SECTION 6.  SPECIAL NOTICE AND WAIVER OF NOTICE REQUIREMENT

     Request for approval of the following must be contained in the notice or waiver of notice:

     1. Approval of a contract or other transaction between the Corporation and one or more of its Directors or between the Corporation and any corporation, firm or association in which one or more it its Directors has a material financial interest;
     2.   To indemnify an agent of the Corporation; or
     3.   To approve the principle terms of a reorganization; or
     4. Approval of a plan of distribution as part of the winding up on the Corporation;
               Prompt notice shall be given of the taking of any other Corporate action approved by the shareholders without a meeting by less than a unanimous written consent to those shareholders entitled to vote who have not consented in writing.
               Notwithstanding any of the foregoing provisions of this Section, Directors may not be elected by written consent except by the majority written consent of all shares entitled to vote for the election of Directors.
               A written consent may be revoked by a written notice received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not be revoked thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.

SECTION 7.  QUORUM

     A majority of the shareholders entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of shareholders represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number is required by law except as provided in the following provisions of this Section.

     The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding withdrawal of enough shareholders to leave less than a quorum, if any action is approved by at least a majority of the shares required to constitute a quorum.

     In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted except as provided in the provisions of this Section.
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SECTION 8.  VOTING

     Shareholders entitled to vote shall be only persons in whose names shares entitled to vote stand on the record date for voting purposes fixed by the Board of Directors pursuant to Article VIII, Section 3 of these Bylaws, or if there be no such fixed date so fixed, on the record dates given below.

     If no record date is fixed:
     1. The record date for determining shareholders entitled to notice of, or to vote at a meeting or shareholders, shall be at the close of business on the business day next proceeding the day on which notice is given, or if notice is waived, at the close of business on the business day next proceeding the day on which meeting is held.
     2. The record date for determining the shareholders entitled to give consent to Corporate actions in writing without a meeting when no prior action by the Board is necessary, shell be the day on which the first written consent is given.
     3. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

     Every shareholder entitled to vote shall be entitled to one vote for each share held.

SECTION 9.  PROXIES

     Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares by filing a written proxy executed by such person or his duly authorized agent, with the Secretary of the Corporation.

     A proxy shall not be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto.

                                ARTICLE III
                           DIRECTORS, MANAGEMENT

SECTION 1.  POWERS

     Subject to any limitation in the Articles of Incorporation and to the provisions of the Corporation's Code, the business and affairs of the Corporation shall be managed and all Corporate powers shall be exercised by the Board of Directors, or under the direction of the Board of Directors. The Board of Directors, by majority shareholder consent, can conduct all business on behalf of the Corporation including, but not limited to, the restructuring of the Corporation's share capital.

SECTION 2.  NUMBER

     The authorized number of Directors shall be two (2) to seven (7) until changed by amendment to the Articles of these Bylaws.

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     After issuance of shares, these Bylaws may only be amended by approval of a majority of the outstanding shares entitled to vote.

SECTION 3.  ELECTION AND TENURE OF OFFICE

     The Directors shall be elected at the annual meeting of the shareholders and hold office for two years or until the successors have been elected and qualified at the annual meeting.

SECTION 4.  VACANCIES

     A vacancy on the Board of Directors shall exist in the case of death, resignation or removal of any Director, or in case the authorized number of Directors is increased, or in case the shareholders fail to elect the full, authorized number of Directors at any annual or special meeting of the shareholders at which any Director is elected. The Board of Directors may declare vacant the office of a Director who has been declared or unsound mind by an order of court, or who has been convicted of a felony.

     Except for a vacancy created by the removal of a Director, vacancies on the Board of Directors may be filled by a majority vote of the Directors then in office, whether or not less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until the next annual meeting of the shareholders and until his (her) successor has been elected and qualified. The shareholders may elect a Director at any time to fill a vacancy not filled by the Directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. Any Director may resign effective upon the Secretary of the Board of Directors of the Corporation unless the notice specifies a later tine for the effectiveness of such resignation. If the resignation is effective at a later time, a successor may be elected to take office when the resignation becomes effective. Any reduction of the authorized number of Directors does not remove any Director prior to the expiration of such Director's term in office.

SECTION 5.  REMOVAL

     Any or all of the Directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote.

     Except as provided in the Bylaws, a Director may not be removed prior to expiration of such Director's term of office.

     The superior court of the resident county may, on the suit of shareholders holdings at least 10 percent of the number of outstanding shares of any class, remove from office any Director in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the Corporation and may bar from re-election any Director so removed for
a period prescribed by the court.   The Corporation shall be made a party
to such action filed by the court with reference to any Director.

SECTION 6.  PLACE OF MEETINGS
     Meetings of the Board of Directors shall be held at any place, within or outside the State of Washington, providing it is in the United States of America, which has been designated in the notice of the meeting, or outside of the United States of America with majority consent of the shareholders entitled to vote. Such place of meetings shall be designated in the notice of meeting or if there is no notice, at the principle executive office of the Corporation or as designated from time to time by resolution of the Board of Directors. The Directors may hold telephonic meetings and such meetings shall be duly noted in the minutes of the meeting.

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SECTION 7.  CALL AND NOTICE OF MEETINGS

     Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or Vice-President, or Secretary or any two Directors.

     Regular annual meetings of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of shareholders. Special meetings of the Board of Directors shall be held upon 2 days notice or 48 hours notice delivered personally or by telephone or telex to the Directors. A notice or waiver or notice need not specify the purpose of any special meeting of the Board of Directors.

SECTION 8.  QUORUM

     A quorum of all meetings of the Board of Directors shall be 4 of the authorized directors, or the majority of directors currently on the Board of Directors.

     Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION 9.  WAIVER OF NOTICE

     The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as if presented and passed at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, whether or not each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or approval of the minutes thereof. All such waivers, consents of approval shall be filed with the Corporate records or made part of the minutes of the meeting.

SECTION 10.  ACTION WITHOUT MEETING

     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of Directors.

SECTION 11.  COMPENSATION

     All salaries and other compensation such as shares of the Corporation in exchange for services shall be established by a Board of Directors resolution and the recording of such resolution by way of minutes of the Board of Directors meeting. The Board of Directors may allow a fixed sum and expenses to be paid for attendance at regular or special meetings. Nothing contained herein shall prevent a Director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attendance for meetings.

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                                 ARTICLE IV
                                  OFFICERS

SECTION 1.  OFFICERS

     The Officers of the Corporation shall be a President, Vice-President, a Secretary and a Treasurer, or combination Secretary-Treasurer, who shall be the Chief Financial Officer and Treasurer of the Corporation. The Corporation may also have such other officers with such titles and duties as shall be determined by the Board of Directors. Any number of offices may be held by the same person.

SECTION 2.  ELECTION

     All Officers of the Corporation shall be chosen by the Board of Directors. Each Officer shall hold office until his death, resignation or removal or until his successor shall be chosen and qualified. A vacancy in any office because of death, resignation or removal or other cause shall be filled by the Board of Directors.

SECTION 3.  REMOVAL AND RESIGNATION

     An Officer may be removed at any time, either with or without cause, by the Board of Directors. An Officer may resign at any time upon written notice to the Corporation and given to the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the day of receipt of such notice or any other time specified therein. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 4.  PRESIDENT

     The President shall be the Chief Executive Officer of the Corporation and shall, subject to the direction and control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the Corporation. The President shall preside at all meetings of the shareholders and Directors and be an ex-officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a Corporation, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or Bylaws.

SECTION 5.  VICE-PRESIDENT

     In the absence or disability of the President, the Vice-President, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the Board of Directors, shall perform all duties of the President, and when so acting, shall have all the powers of, and be subject to, all the privileges and restrictions of the President. Each Vice-President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors.



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SECTION 6.  SECRETARY

     The Secretary shall keep, or cause to be kept, at the principle executive office of the Corporation, a book of minutes of all meetings of Directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given or the waivers of notice, the names of those present at Directors meetings, the number of shares present or represented at shareholders meetings and proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principle executive office of the Corporation, the original or a copy of the Bylaws, as amended or otherwise altered to date, and certified.

     The Secretary shall give, or cause to be given, notice of all meetings of shareholders and Directors required to be given by law or the Bylaws.

     The Secretary shall have charge of the seal of the Corporation and have such other powers and perform such other duties as may, from time to time, be prescribed by the Board of Directors and the Bylaws.

SECTION 7.  TREASURER

     The Treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct books and records of accounts and the properties and business transactions of the Corporation.

     The Treasurer shall deposit monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in payment of the just demands against the Corporation as may be ordered by the Board of Directors; shall render to the President and Directors, whenever they request it, an accounting of all of the transactions as Treasurer and of the financial condition of the Corporation, and shall have such powers and perform such other duties as may from time to time be prescribed by the Board of Directors or Bylaws.

SECTION 8.  COMPENSATION

     The salaries of the Officers shall be fixed, from time to time, by the Board of Directors.

                                 ARTICLE V
                            EXECUTIVE COMMITTEES

SECTION 1.  ORGANIZATION OF COMMITTEES

     The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate one or more committees, each consisting of two or more Directors, to serve as the pleasure of the Board of Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority to act in their capacity as committee members except with respect to:
     1. The approval of any action for which this division also requires Board of Directors or shareholders approval.
     2.   The filling of vacancies on the committee.

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     3.   The fixing of compensation of the committee members.
     4.   The amendment or repeal of the Bylaws or the adoption of new
          Bylaws.
     5. The amendment or repeal of any resolution of the Board of Directors.
     6. A distribution to the shareholders of the Corporation. All distribution of shares of the Corporation must be approved by the Board of Directors.
     7. The appointment of other committees of the Board of Directors or the members thereof.

                                 ARTICLE VI
                       CORPORATE RECORDS AND REPORTS

SECTION 1.  INSPECTION BY SHAREHOLDERS

     If no annual report for the last fiscal year has been sent to shareholders, the Corporation shall, upon written request of any shareholder entitled to vote, make available those financial statements requested by the shareholder providing that the request is made more than 120 days after the close of that fiscal year. Such financial statements shall be delivered or mailed to the requesting shareholder within 30 days after the financial statements are delivered to the Corporation. A shareholder or group of shareholders entitled to vote in the Corporation may make a written request to the Corporation for an income statement of the current fiscal year ended more than 120 days prior to the date of the request and a balance sheet of the Corporation as of the end of the period. In addition, if no annual report for the last fiscal year has been sent to the shareholders, statements for the last fiscal year shall be sent to the requesting shareholder or shareholder group of the Corporation entitled to vote. A copy of the statements shall be kept on file in the principle office of the Corporation for 12 months and such statements shall be exhibited at all reasonable times to any shareholder for valid and reasonable purposes. All written requests by shareholders demanding an examination of the statements or a copy shall be mailed to the shareholder in a reasonable period of time.

     The share register shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time reasonable during usual business hours upon written notice to the Corporation for reasonable purposes. Such inspection and copying under this Section may be made in person or by agent or attorney. In the event that the Corporation has a transfer agent to issue and transfer the shares of the Corporation, then all provisions of this Section applies to the transfer agent.

     Shareholders shall have the right to inspect the original or copy of these Bylaws, as amended to date, at the Corporation's principle executive office upon reasonable notice.

SECTION 2.  INSPECTION BY DIRECTORS

     Every Director shall have the right, at any reasonable time, to inspect all books, records, and documents of every kind and to inspect the physical properties of the Corporation, domestic or foreign, of which such person is a Director. Such inspection by a Director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

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SECTION 3.  RIGHT TO INSPECT WRITTEN RECORDS

     If any record subject to inspection pursuant to this Section is not maintained in written form, a request for inspection may be made to the Corporation and the Corporation must comply with the request within a reasonable length of time.

SECTION 4.  WAIVER OF ANNUAL REPORT

     The annual report to shareholders is hereby expressly waived provided that this Corporation has less than 500 shareholders of record or if the Corporation is a "non-reporting" corporation as defined by the Securities and Exchange Commission, should the Corporation's shares be publicly traded. This waiver shall be subject to any provision of law allowing shareholders to request the Corporation to furnish financial statements and an accompanying annual report of activity.

SECTION 5.  CONTRACTS, ETC.

     The Board of Directors, except as otherwise provided in the Bylaws, may authorize any Officer or Officers, agent or agents to enter into any contract or execute any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit or to render it liable for any purpose or any amount.

                                ARTICLE VII
         INDEMNIFICATION OF CORPORATE OFFICERS, DIRECTORS & AGENTS

SECTION 1.

     The Corporation shall indemnify each of its officers, directors and agents against any and all liabilities, expenses, judgments, fines, settlements, and any and all other amounts, actually and reasonably incurred by such person on behalf of the corporation by reason of such persons have been made or having been threatened to be made a party to a proceeding to the fullest extent permissible by Washington law. The Corporation shall advance the expenses reasonably expected to be incurred by such officer, director or agent in defending any such proceeding.


                                ARTICLE VIII
                                   SHARES

SECTION 1.  CERTIFICATES

     The Corporation shall issue certificates for its shares when fully paid. Certificates of stock shall be issued in numerical order and state the name of the record holder of the shares represented thereby; the number, designation if any and class or series of shares represented thereby; and contain any settlement required.

     Every certificate for shares shall be signed in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors or the President or Vice-President and the Treasurer, the Secretary or an Assistant Secretary.

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SECTION 2.  TRANSFER OF SHARES

     Upon surrender to the Secretary and/or the Corporation's contracted transfer agent of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Secretary or the contracted transfer agent of the Corporation to issue a new certificate to the person or persons entitled thereto, cancel the old certificate and record the transaction upon its share register.

SECTION 3.  RECORD DATE AND CLOSING OF TRANSFER BOOKS
     The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any shareholders meeting or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights with respect to any other lawful action. The record date is so fixed shall not be more than 60 days nor less than 30 days prior to the date of the shareholders meeting or event for the sole purpose for which it is fixed. Only shareholders of record on that date are entitled to notice of and to vote at the shareholders meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. The Company's year end is December 31st.

     The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than 60 days prior to the date of a shareholder meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.


                                 ARTICLE IX
                            AMENDMENT OF BYLAWS

SECTION 1.  BY SHAREHOLDERS

     Bylaws may be adopted, amended or repealed by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the Corporation. A Bylaw which reduced the fixed number of Directors to a number less than 2 shall not be effective if the votes cast against its adoption are equal to more than 51% of the outstanding shares entitled to vote.

SECTION 2.  BY DIRECTORS

     Subject to the right of shareholders to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors, except that a Bylaw amendment thereof changing the authorized number of Directors, may be adopted by the Board of Directors.


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                                CERTIFICATE

     This is to certify that the foregoing is a true and correct copy of the Bylaws of the corporation, named in the title thereto and that such Bylaws were duly adopted by the Board of Directors of said Corporation on the date set forth below. These are the Bylaws of the predecessor corporation, ANF Telecast, Inc., an Arizona corporation; name changed to PROTEC INDUSTRIES, INC., by way of an Amendment on December 16, 2002 and domicle changed to the State of Washington on March 2, 2004.

March 4, 2004


______________________________________________
/s/ Tolan S. Furusho, Secretary and Director























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